                                                                     EXHIBIT 5.1


                                THOMPSON HINE LLP
                           2000 Courthouse Plaza, N.E.
                              10 West Second Street
                             Dayton, Ohio 45402-1758

                                January 29, 2002



Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45423

Ladies and Gentlemen:

We have acted as counsel to Robbins & Myers, Inc., an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-8 covering
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550,000 Common Shares of the Company to be offered and sold under the Company's 1999 Long-Term Incentive Stock Plan (the "Registration Statement").
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Please be advised that we have examined such proceedings and records of the Company and have made investigation of such other matters, as in our judgment permit us to render an informed opinion on the matters set forth herein.

Based upon the foregoing, it is our opinion that the Common Shares of the Company offered under the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Company's Registration Statement.


                                               Very truly yours,

                                               /s/ Thompson Hine LLP